Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (the “Agreement”) made this 30th day of December, 2019 (the “Effective Date”) between PerkinElmer, Inc., a Massachusetts corporation (hereinafter called the “Company”), and Prahlad R. Singh (hereinafter referred to as the “Employee”).

WITNESSETH:

WHEREAS, the Company currently employs the Employee in a management position pursuant to an Employment Agreement dated October 3, 2016 (the “2016 Agreement”);

WHEREAS, the Employee and the Company wish to amend and restate the 2016 Agreement as of the Effective Date; and

WHEREAS, the 2016 Agreement shall remain in full force and effect until the Effective Date, at which time this Agreement will supersede all prior agreements between the parties, including the 2016 Agreement; and

WHEREAS, the Employee hereby agrees to the compensation herein provided and agrees to serve the Company to the best of his ability during the period of this Agreement.

NOW, THEREFORE, in consideration of the sum of One Dollar, and of the mutual covenants herein contained, the parties agree as follows:

1. (a)

Except as hereinafter otherwise provided, the Company agrees to employ the employee in a management position with the Company, and the Employee agrees to remain in the employment of the Company in that capacity for a period of one year from the Effective Date and from year to year thereafter until such time as this Agreement is terminated in accordance with Paragraph 5.

(b)

The Company will, during each year of the term of this Agreement, place in nomination before the Board of Directors of the Company the name of the Employee for election as an Officer of the Company except when a notice of termination has been given in accordance with Paragraph 5(b).

2.

The Employee agrees that, during the specified period of employment, he shall, to the best of his ability, perform his duties, and shall devote his full business time, best efforts, business judgment, skill and knowledge to the advancement of the Company and its interests and to the discharge of his duties and responsibilities hereunder. The Employee shall not engage in any business, profession or occupation which would conflict with the rendition of the agreed-upon services, either directly or indirectly, without the prior approval of the Board of Directors, except for personal investment, charitable and philanthropic activities.

Employment Agreement

3.	During the period of his employment under this Agreement, the Employee shall be compensated for his services as follows:

(a)

Except as otherwise provided in this Agreement, he shall be paid a salary during the period of this Agreement at a base rate to be determined by the Company on an annual basis. Except as provided in Paragraph 3(d), such annual base salary shall under no circumstances be fixed at a rate below the annual base rate then currently in effect;

(b)

He shall be reimbursed for any and all monies expended by him in connection with his employment for reasonable and necessary expenses on behalf of the Company in accordance with the policies of the Company then in effect;

(c)

He shall be eligible to participate under any and all bonus, benefit, pension, compensation, and equity and incentive plans which are, in accordance with Company policy and the terms of the plan, available to persons in his position (within the limitation as stipulated by such plans). Such eligibility shall not automatically entitle him to participate in any such plan;

(d)

If, because of adverse business conditions or for other reasons, the Company at any time puts into effect salary reductions applicable at a single rate to all management employees of the Company generally, the salary payments required to be made under this Agreement to the Employee during any period in which such general reduction is in effect may be reduced by the same percentage as is applicable to all management employees of the Company generally. Any benefits made available to the Employee which are related to base salary shall also be reduced in accordance with any salary reduction.

4. (a)

So long as the Employee is employed by the Company and thereafter for the longer of one year after the termination or expiration of employment or any period during which the Company shall pay Employee severance benefits under this Agreement, the Employee will not directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage directly or indirectly in any business or entity which competes with the business conducted by the Company or its affiliates in any city or geographic area in which the Company or its affiliates conduct material operations at the time of termination of employment under this Agreement, except as approved in advance by the Board after full and adequate disclosure; or (ii) recruit, solicit or induce, or attempt to induce, any employee or employees or consultant or consultants of the Company to terminate their employment with, to otherwise cease their relationship with, the Company; or (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, of the Company.

Employment Agreement

(b)

If any restriction set forth in this Paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographical area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(c)

The restrictions contained in this Paragraph 4 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Paragraph 4 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

(d)	The Employee agrees to continue to be bound by the previously executed Employee Patent and Proprietary Information Utilization Agreement, a copy of which is attached hereto.

(e)

During the period of his employment by the Company or for any period during which the Company shall continue to pay the Employee his salary under this Agreement, whichever shall be longer, the Employee shall not in any way whatsoever aid or assist any party seeking to cause, initiate or effect a Change in Control of the Company as defined in Paragraph 6 without the prior approval of the Board of Directors.

5.

Except for the Employee covenants set forth in Paragraph 4, which covenants shall remain in effect for the periods stated therein, and subject to Paragraph 6, this Agreement shall terminate upon the happening of any of the following events and (except as provided herein) all of the Company’s obligations under this Agreement, including, but not limited to, making payments to the Employee shall cease and terminate:

(a)

On the effective date set forth in any resignation submitted by the Employee and accepted by the Company, or if no effective date is agreed upon, the date of receipt by the Company of such resignation letter;

(b)	On the date set forth in a written notice of termination given by the Company to the Employee (the “Paragraph 5(b) Termination Date”);

(c)	At the death of the Employee;

(d)	At the termination of the Employee for cause. As used in the Agreement, the term “cause” shall mean:

(i)	Misappropriating any funds or property of the Company;

(ii)	Unreasonable refusal to perform the duties assigned to him under this Agreement;

Employment Agreement

(iii)	Conviction of a felony;

(iv)	Continuous conduct bringing notoriety to the Company and having an adverse effect on the name or public image of the Company;

(v)	Violation of the Employee’s covenants as set forth in Paragraph 4 above; or

(vi)	Continued failure by the Employee to observe any of the provisions of this Agreement after being informed of such breach.

(e)

Twelve months after written notice of termination (a “Disability Termination Notice”) is given by the Company to the Employee based on a determination by the Board of Directors that the Employee is disabled (which, for purposes of this Agreement, shall mean that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, with such determination to be made by the Board of Directors, in reliance upon the opinion of the Employee’s physician or upon the opinion of one or more physicians selected by the Company). A Disability Termination Notice shall be deemed properly delivered if given by the Company to the Employee on the 180th day of continuous disability of the Employee. Notwithstanding the foregoing, if, during the twelve-month period following proper delivery of a Disability Termination Notice as aforesaid, the Employee is no longer disabled and is able to return to work, such Disability Termination Notice shall be deemed automatically rescinded upon the Employee’s return to work, and the employment of the Employee shall continue in accordance with the terms of this Agreement. During the first 180 days of continuous disability of the Employee, the Company will make monthly payments to the Employee in an amount equal to the difference between his base salary and the benefits received by the Employee under the Company’s Short-Term Disability Income Plan. During the twelve-month period following proper delivery of a Disability Termination Notice as aforesaid, the Company will make monthly payments to the Employee in an amount equal to the difference between his base salary and the benefits provided by the Company’s Long-Term Disability Plan. If any payments to the Employee under the Company’s Long-Term Disability Plan are not subject to federal income taxes, the payments to be made directly by the Company pursuant to the preceding sentence shall be reduced such that the total amount received by the Employee (from the Company and from the Long-Term Disability Plan), after payment of any income taxes, is equal to the amount that the Employee would have received had he been paid his base salary, after payment of any income taxes on such base salary.

(f)

In the event of the termination of the Employee by the Company pursuant to Paragraph 5(b) above, and subject to the Employee’s full execution of a severance agreement and release drafted by and satisfactory to counsel for the Company, the Employee shall (i) for a period of two years from the Paragraph 5(b) Termination

Employment Agreement

Date, (continue to receive his Full Salary (as defined below), which shall be payable in accordance with the payment schedule in effect immediately prior to his employment termination, and (ii) receive from the Company a lump sum payment in an amount equal to (A) the amount the Company would have paid for a two-year period for premiums under the health, dental, vision, life/accidental death & disability, and short-term and long-term disability plans in which the Employee and his dependents were participating immediately prior to the Paragraph 5(b) Termination Date and (B) the two-times the annual (one-year) benefit to the Employee under the Company’s executive physical program, which lump sum amount payable pursuant to this clause (ii) to be determined based on the premium rates and benefits in effect as of the Paragraph 5(b) Termination Date. For purposes of this Agreement, “Full Salary” shall mean the Employee’s annual base salary, plus the amount of any bonus or incentive payments (excluding payments under the Company’s long-term incentive program) earned or received by the Employee with respect to the last full fiscal year of the Company for which all bonus or incentive payments (excluding payments under the Company’s long-term incentive program) to be made have been made.

(g)

In the event of a termination of employment pursuant to Paragraph 5(a), (c) or (d), the Company shall pay the Employee his base salary through the date of termination of employment. The Employee shall not be entitled to receive any bonus payment or other additional compensation beyond his date of termination.

6. (a)	In the event of a Change in Control of the Company (as defined below),

(i)	The provisions of this Agreement shall be amended as follows:

(A)	Paragraph l(a) shall be amended to read in its entirety as follows:

“Except as hereinafter otherwise provided, the Company agrees to continue to employ the Employee in a management position with the Company, and the Employee agrees to remain in the employment of the Company in that capacity, for a period of three (3) years from the date of the Change in Control. Except as provided in Paragraph 3(d), the Employee’s salary as set forth in Paragraph 3(a) and his other employee benefits pursuant to the plans described in Paragraph 3(c) shall not be decreased during such period.”

(B)	Paragraph 5(a) shall be amended by the addition of the following provision at the end of such paragraph:

“provided that the Employee agrees not to resign, except for Good Reason (as defined below), during the one-year period following the date of the Change in Control.”

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(C)	Paragraph 5(b) shall be deleted in its entirety.

(D)	Paragraph 5(f) shall be amended to read in its entirety as follows:

“Notwithstanding the foregoing provisions, if, within 36 months following the occurrence of a Change in Control, the Employee’s employment by the Company is terminated (i) by the Company other than for Cause, which shall not include any failure to perform his duties hereunder after giving notice or termination for Good Reason, disability or death or (ii) by the Employee for Good Reason, (A) the Company shall pay to the Employee, on the date of his employment termination a lump sum cash payment in an amount equal to the sum of (I) his unpaid base salary through the date of termination, (II) a pro rata portion of his prior year’s bonus, (III) his Full Salary (as defined below) multiplied by three and (IV) (x) the amount the Company would have paid for the thirty-six (36) month period following the date of the Employee’s employment termination for premiums under the health, dental, vision, life/accidental death & disability, and short term and long-term disability plans in which the Employee and his dependents were participating immediately prior to the date of the Employee’s employment termination plus (y) three times the annual benefit to the Employee under the Company’s executive physical program, which lump sum amount payable pursuant to this clause (IV) to be determined based on the premium rates and benefits in effect as of the date of the Employee’s employment termination (provided, however, that if the Change in Control is not described in Section 409(a)(2)(v) of the Internal Revenue Code of 1986, as amended (the “Code”) or if the termination occurs after the second anniversary of the Change in Control, such payment shall be made on the same schedule as provided in Paragraph 5(f) prior to the application of this Paragraph 6), and (B) the Employee’s outstanding restricted stock, option awards, or similar equity awards shall fully vest, and the vested option awards shall remain exercisable through the period

Employment Agreement

ending on the earlier of: (I) the later of (x) the third anniversary of the Change in Control or (y) the first anniversary of the date the Employee’s employment with the Company terminates, or (II) the expiration of the original term of the option. For purposes of this Agreement, “Full Salary” shall mean the Employee’s then current annual base salary, plus the target value of the Employee’s annual bonus in effect immediately prior to the Change in Control.”

(E)	Paragraph 8 shall be amended to read in its entirety as follows:

“The Employee may pursue any lawful remedy he deems necessary or appropriate for enforcing his rights under this Agreement following a Change in Control of the Company, and all costs incurred by the Employee in connection therewith (including without limitation attorneys’ fees) shall be promptly reimbursed to him by the Company, regardless of the outcome of such endeavor.”

(ii)

The Company will make the payments under this Agreement without regard to whether the deductibility of such payments (or any other payments or benefits) would be limited or precluded by Section 280G of the Code and without regard to whether such payments would be subject to the federal excise tax levied on certain “excess parachute payments” under Section 4999 of the Code; provided, however, that if the Total After-Tax Payments (as defined below) to the Employee would be increased by the reduction or elimination of any payment and/or other benefit (including the vesting of equity awards) under this Agreement or otherwise, then the amounts payable under this Agreement or otherwise will be reduced or eliminated in the following order unless otherwise determined by the Company: (A) nonacceleration of any stock options whose exercise price is at or above the fair market value of the stock as of the change in control date for purposes of Section 280G of the Code (taking into account, as appropriate, the proceeds that would be received in connection with the event covered by Section 4999 of the Code), (B) nonacceleration of any stock options not described in clause (A) above, (C) any vesting or distribution of restricted stock or restricted stock units and (D) any cash or taxable benefits. Within each category described in clauses (A), (B), (C) or (D), reductions or eliminations shall be made as determined by the Company in reverse order beginning with vesting or payments that are to be paid the farthest in time from the date of the event covered by Section 4999 of the Code.

Employment Agreement

The Company’s independent, certified public accounting firm will determine whether and to what extent payments or vesting under this Agreement or otherwise are required to be reduced in accordance with the preceding paragraph. For purposes of this Agreement, “Total After-Tax Payments “means the total of all “parachute payments” (as that term is defined in Section 280G(b)(2) of the Code) made to or for the benefit of the Employee (whether made under the Agreement or otherwise), after reduction for all applicable federal and state taxes (including the tax described in Section 4999 of the Code).

(b)

For purposes of this Agreement, a “Change in Control of the Company” means an event or occurrence set forth in any one or more of clauses (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one or such clauses but is specifically exempted from another such clause):

(i)

the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock or the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), none of the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall constitute a Change in Control: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with subclauses (A) and (B) of clause (iii) of this Paragraph 6(b); or

(ii)

such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were

Employment Agreement

Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)

the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	approval by the stockholders of the Company or a complete liquidation or dissolution of the Company.

(c)

For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events: (i) a material diminution in the Employee’s base salary except as provided in Paragraph 3(d); (ii) a failure by the Company to pay annual cash bonuses to the Employees in an amount at least equal to the most recent annual cash bonuses paid to the Employee; (iii) a failure by the Company to maintain in effect any material compensation or benefit plan in which the Employee participated immediately prior to the Change in Control, unless an equitable arrangement has been made with respect to such plan, or a failure to continue the Employee’s participation therein on a basis not materially less favorable than existed immediately prior to the Change in Control; (iv) any

Employment Agreement

material diminution in the Employee’s position, duties, authorities, responsibilities or title as in effect immediately prior to the Change in Control; (v) any requirement by the Company that the location at which the Employee performs his principal duties be changed to a new location outside a radius of 25 miles from the Employee’s principal place of employment immediately prior to the Change in Control; or (vi) the failure of the Company to obtain the agreement, in a form reasonably satisfactory to the Employee, from any successor to the Company to assume and agree to perform this Agreement. The Employee shall provide notice to the Company of the existence of the condition upon which Employee bases his claim for Good Reason within 90 days of the initial existence of the condition. As a condition to a termination for Good Reason, if the condition is capable of being corrected, the Company shall have 30 days during which it may remedy the condition. If the condition is fully remedied with such time period there shall be no “Good Reason” and the Company shall not owe the amounts otherwise required to be paid under Paragraph 5, as amended by this Paragraph 6, in connection with the termination. The Employee’s right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

7.

Neither the Employee nor, in the event of his death, his legal representative, beneficiary or estate, shall have the power to transfer, assign, mortgage or otherwise encumber in advance any of the payments provided for in this Agreement, nor shall any payments nor assets or funds of the Company be subject to seizure for the payment of any debts, judgments, liabilities, bankruptcy or other actions.

8.

Any controversy relating to this Agreement and not resolved by the Board of Directors and the Employee shall be settled by arbitration in the City of Boston, Commonwealth of Massachusetts, pursuant to the rules then obtaining of the JAMS, and judgment upon the award may be entered in any court having jurisdiction, and the Board of Directors and Employee agree to be bound by the arbitration decision on any such controversy. Unless otherwise agreed by the parties hereto, arbitration will be by an arbitrator selected from the panel of the JAMS. The full cost of any such arbitration shall be borne by the Company.

9.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times by either party.

10.

All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally to the Employee or to the General Counsel of the Company or when mailed by registered or certified mail to the other party (if to the Company, at 940 Winter Street, Waltham, Massachusetts 02451, attention General Counsel; if to the Employee, at the last known address of the Employee as set forth in the records of the Company).

Employment Agreement

11.

This Agreement has been executed and delivered and shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement is and shall be binding on the respective legal representatives or successors of the parties, but shall not be assignable except to a successor to the Company by virtue of a merger, consolidation or acquisition of all or substantially all of the assets of the Company. This Agreement constitutes and embodies the entire understanding and agreement of the parties and, except as otherwise provided herein, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the employment of the Employee by the Company. All previous employment contracts between the Employee and the Company or any of the Company’s present or former subsidiaries or affiliates is hereby canceled and of no effect.

12.

The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly in writing and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of succession shall be a breach of this Agreement. As used in this Agreement, “the Company” shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, whether by operation of law, or otherwise.

13.

The parties intend that payments made pursuant to this Agreement be either exempt from, or compliant with, Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), so as not to be subject to the excise tax thereunder. Accordingly, the following provisions shall apply to payments pursuant to this Agreement, notwithstanding any provision to the contrary contained in this Agreement:

(a)

Any payment of “reimbursements” by the Company to the Employee, any payment of “in-kind benefits” from the Company to the Employee, and any “direct service recipient payments” made by the Company on the Employee’s behalf for a “limited period of time” (in each case as those terms are used for purposes of Section 409A) shall be exempt from the application of Section 409A;

(b)

Except as provided in Paragraphs 13(a) or (b) above, or Paragraph 13(e) below, the remainder of all other payments or benefits that are to be paid or provided by the Company to the Employee under Paragraphs 5 or 6 shall be paid or provided in accordance with the schedules set forth in Paragraphs 5 or 6, or if none, in accordance with the schedules set forth in the underlying employee benefit plans and arrangements. Each payment on a payroll date and each monthly payment under Paragraphs 5 and 6 shall be deemed to be a “separate payment” as that term is used for purposes of Section 409A, including the exemptions from Section 409A;

Employment Agreement

(c)

The payments that are to be paid by the Company to the Employee under Paragraphs 5 or 6 which (i) will constitute payments from a “non-qualified deferred compensation plan” as that term is used for the purposes of Section 409A (after taking into account Paragraphs 13(a) and (b) above and any other exemptions available under Section 409A, including without limitation qualification as a “short term deferral” within the meaning of Section 409A), (ii) are payable prior to the date that is 6 months after the Employee’s “separation from service” as that term is used for purposes of Section 409A (“Separation from Service”) (such date hereinafter referred to as the “Delayed Payment Date”), and (iii) do not exceed two (2) times the lesser of (I) or (II) below, shall be paid in accordance with the payment schedule that would otherwise apply under Paragraphs 5 or 6 in the absence of the application of Section 409A. For purposes of this Paragraph 13(d), “(I)” shall mean the sum of the Employee’s annualized compensation based upon his annual rate of pay for services provided to the Company for the calendar year preceding the Company’s taxable year in which the Employee had a Separation from Service, and “(II)” shall mean the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Employee has a Separation from Service;

(d)

If the Employee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Employee’s “separation from service” as that term is used for purposes of Section 409A, the payments that are otherwise scheduled to be paid to the Employee under Paragraphs 5 or 6 prior to the Delayed Payment Date (determined without regard to this Paragraph 13) that exceed the amount calculated under Paragraph 13(d) above shall instead be paid by the Company to the Employee in a lump sum (together with interest at the prime rate as published in The Wall Street Journal on the date of Separation from Service) one day after the Delayed Payment Date (or, if earlier, the death of the Employee);

(e)

The amount of expenses eligible for reimbursement to the Employee, and the amount of in-kind benefits provided to the Employee, during any calendar year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(f)

The Company shall (i) have the right to deduct from any payment under this Agreement any and all taxes determined by the Company to be applicable with respect to such benefits and (ii) shall have the right to require the Employee to make arrangements satisfactory to satisfy any such withholding obligation that may not be satisfied in full by wage withholding described in (i);

(g)

The Employee shall be responsible for all taxes with respect to any payments or benefits hereunder except for the Company’s portion of any Social Security and Medicare taxes. The Company makes no guarantee regarding the tax treatment of the payments or benefits provided by this Agreement;

Employment Agreement

(h)

The reference in Section 5(f) to execution of a severance agreement and release shall be subject to the following terms. Payments pursuant to Section 5(f) shall commence on the 60th day following the Employee’s separation from service, provided that the Employee has executed and submitted the severance agreement and release and the agreement and release have become irrevocable. The payment made on such 60th day shall include any periodic payments to which the Employee would have been entitled had payments commenced upon the Employee’s separation from service; and

(i)

In determining whether a payment is made on permissible payment event or date, the rules of the Treasury Regulations and other guidance under Section 409A shall apply, including without limitation the rules of Treasury Regulation section 1.409A-3(g) (related to disputed payments) and the rules of Treasury Regulation section 1.409A-3(d) (generally permitting payment to be made at a later date within the same taxable year (or if later by the 15th day of the third calendar month following the date specified) so long as the Employee is not permitted, directly or indirectly, to designate the year of payment).

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Employment Agreement

IN WITNESS WHEREOF, the Company has caused its seal to be hereunto affixed and these presents to be signed by its proper officers, and the Employee has hereunto set his hand and seal this 21st day of August, 2019 effective as of the day and year first above written.

PERKINELMER, INC.

By:	/s/ Peter Barrett
Peter Barrett
Compensation and Benefits Committee Chair
PerkinElmer, Inc. Board of Directors

Employee:	/s/ Prahlad R. Singh
Prahlad R. Singh

Employment Agreement